Exhibit 99.1
United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(486,680)
Unrealized Gain (Loss) on Market Value of Futures	2,219,590
Dividend Income	615
Interest Income	41
ETF Transaction Fees	3,000
Total Income (Loss)	$1,736,566

Expenses
Investment Advisory Fee	$19,654
Brokerage Commissions	2,816
NYMEX License Fee	631
Non-interested Directors' Fees and Expenses	169
Prepaid Insurance Expense	98
Other Expenses	16,988
Total Expenses	40,356
Expense Waiver	(13,057)
Net Expenses	$27,299
Net Gain (Loss)	$1,709,267

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/11	$29,289,422
Additions (300,000 Units)	10,130,629
Net Gain (Loss)	1,709,267

Net Asset Value End of Period	$41,129,318
Net Asset Value Per Unit (1,200,000 Units)	$34.27

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502